UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2004

Dendreon Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 First Avenue Seattle, Washington	98121
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

None

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2004, we entered into an Executive Employment Agreement with Richard F. Hamm Jr., our Senior Vice President and General Counsel, providing for his employment in his current position at his current compensation level. The agreement provides for an annual base salary of $280,000. If targets agreed in advance by the Board of Directors are met, Mr. Hamm is eligible for a bonus as determined by the Board of up to 40% of his base salary.

The agreement has no specified term, and the employment relationship may be terminated by Mr. Hamm or by us at any time. If we terminate his employment without cause, or if he resigns for good reason, as such terms are defined in the agreement, Mr. Hamm will be entitled to a lump sum severance payment that equals 75% of his base salary plus 75% of his maximum annual bonus for such year. In that event, Mr. Hamm would also be entitled to full accelerated vesting of any unvested stock options and any unvested stock held by him pursuant to restricted stock grants. The agreement requires Mr. Hamm not to compete with us after termination of employment for a period of nine months, and provides a one-year post-termination non-solicitation obligation.

Also on December 8, 2004, we entered into an indemnity agreement with Mr. Hamm substantially similar to those that we currently have in place with our directors, other executive officers and certain other members of senior management. The indemnity agreement provides, among other things, that we will indemnify Mr. Hamm, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings in which he is or may be made a party by reason of his position as an officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Item 8.01. Other Events.

On December 8, 2004, our Board of Directors appointed Richard F. Hamm, Jr., our Senior Vice President and General Counsel, as our Secretary and designated him as one of our executive officers.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit

10.5	Executive Employment Agreement, dated December 8, 2004, between Dendreon Corporation and Richard F. Hamm, Jr.

10.6	Indemnity Agreement, dated December 8, 2004, between Dendreon Corporation and Richard F. Hamm, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By:	/s/ Martin A. Simonetti
Martin A. Simonetti
Chief Financial Officer, Senior Vice President, Finance and Treasurer

Date: December 13, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.5	Executive Employment Agreement, dated December 8, 2004, between Dendreon Corporation and Richard F. Hamm, Jr.

10.6	Indemnity Agreement, dated December 8, 2004, between Dendreon Corporation and Richard F. Hamm, Jr.